Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of G1 Therapeutics, Inc. of our report dated February 21, 2018 relating to the financial statements, which appears in G1 Therapeutics, Inc.’s Annual Report on Form 10 K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

August 8, 2018